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                                                                    Exhibit 16.1

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

June 3, 2002

Dear Sir:

We have read the paragraphs of Item 4 included in the Form 8-K dated May 24, 2002 of Exult, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ ARTHUR ANDERSEN LLP

Copy to:
Mr. Michael F. Henn, Chief Financial Officer, Exult, Inc.